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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the use in this Amendment No. 1 to Registration Statement on Form S-3 of our report dated June 17, 1999, except for note 14, as to which the date is July 8, 1999, relating to the financial statements and financial statement schedule of Verity, Inc. which appears in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Consolidated Financial Data" in such Registration Statement.


PricewaterhouseCoopers LLP

San Jose, California

July 14, 1999